Exhibit 99.2

1515 Wynkoop Street Suite #200 Denver, CO 80202 (303) 951-7920

FOR IMMEDIATE RELEASE

Contact:
MDC GROUP
Investor Relations:	Media Relations:
David Castaneda	Susan Roush
262-377-2445	818-222-8330

  RECOVERY ENERGY’S CEO TO PRESENT AT THE GHS 100 ENERGY CONFERENCE 2012

June 21, 2012 – Denver, CO – Recovery Energy, Inc. (NASDAQ: RECV), an independent oil exploration and production company with operations and assets in the Denver-Julesburg (DJ) Basin, today announced that Roger A. Parker, Chairman and CEO, will present at Global Hunter Securities’ GHS 100 Energy Conference in San Francisco at 2:00 p.m.PT on Tuesday, June 26, 2012.

The audio portion and accompanying slides of Mr. Parker’s presentation will be available live via webcast at http://wsw.com/webcast/ghs3/recv/, and for replay for 90 days following the conference. The webcast and presentation will also be available at the Investor Center on Recovery Energy’s website (www.recoveryenergyco.com ).

The third annual GHS 100 Energy Conference takes place at the InterContinental Hotel in San Francisco, June 24-26. For more information, see: http://www.ghsecurities.com/pages/GHS100.aspx .

About Recovery Energy, Inc.

Recovery Energy, Inc. (RECV) is a Denver-based independent oil exploration and production company focused on the Denver-Julesburg (DJ) Basin where it holds approximately 140,000 gross, 125,000 net acres. Recovery Energy’s focus is to grow its oil reserves and production through a combination of acquisitions and conventional and unconventional drilling activity, targeting the various oil-bearing formations that produce in the Denver-Julesburg Basin.

This press release may include “forward-looking statements” as defined by the Securities and Exchange Commission (the "SEC"), including statements, without limitation, regarding the Company’s expectations, beliefs, intentions or strategies regarding the future. Such forward-looking statements relate to, among other things the Company's: (1) proposed exploration and drilling operations, (2) expected production and revenue, and (3) estimates regarding the reserve potential of its properties. These statements are qualified by important factors that could cause the Company’s actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) the Company’s ability to finance its the continued exploration and drilling operations, (2) positive confirmation of the reserves, production and operating expenses associated with the Company's properties; and (3) the general risks associated with oil and gas exploration and development, including those risks and factors described from time to time in the Company’s reports and registration statements filed with the SEC.